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                                 EXHIBIT 23.2

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1997, except with respect to Note 19 as to which the date is March 10, 1997 incorporated by reference in Provident Bankshares annual report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                    /s/ Arthur Andersen LLP
                                    -------------------------
                                    Arthur Andersen LLP


Washington, D.C.
July 23, 1999